EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-206246) pertaining to the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan,

2. Registration Statement (Form S-8 No. 333-197959) pertaining to the Sterling Bancorp 2014 Stock Incentive Plan,

3. Registration Statement, as amended (Form S-8 No. 333-189098) pertaining to the Sterling Bancorp Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-192036) pertaining to the Sterling Bancorp 2013 Employment Inducement Awards,

5.	Registration Statement (Form S-8 No. 333-183663) pertaining to the Provident New York Bancorp 2012 Stock Incentive Plan,

6.	Registration Statement (Form S-8 No. 333-153276) pertaining to the Provident Bank 401(k) and Profit Sharing Plan,

7.	Registration Statement (Form S-8 No. 333-123089) pertaining to the Provident Bank 401(k) Plan,

8.	Registration Statement (Form S-8 No. 333-123079) pertaining to the Provident Bancorp, Inc. 2004 Stock Incentive Plan,

9.	Registration Statement (Form S-3D No 333-125855) pertaining to the Provident Bancorp, Inc. Dividend Reinvestment Plan, and

10.	Registration Statement (Form S-3 No. 333-201873) of Sterling Bancorp;

of our report dated February 24, 2017, with respect to the consolidated financial statements of Sterling Bancorp and Subsidiaries, and the effectiveness of internal control over financial reporting, which report appears in this annual report on Form 10-K of Sterling Bancorp and Subsidiaries for the year ended December 31, 2016.

/s/ Crowe Horwath LLP

New York, New York
February 24, 2017